EXHIBIT 10.2

DEMAND PROMISSORY NOTE

$51,716.10 Amount	Memphis, Tennessee City, State	December 8, 2000 Date

FOR VALUE RECEIVED, the Undersigned acknowledges that he is indebted to the Lender in the amount stated herein and promises to pay on demand to the order of AUTOZONE, INC., a Nevada corporation, with its principal place of business at 123 South Front Street, Memphis, Tennessee (the "Lender"), the principal sum of Fifty-one Thousand Seven Hundred Sixteen and 10/100 Dollars ($51,716.10) together with interest thereon from the date hereof to maturity at an annual interest rate of 6%, compounded annually.

Said principal sum is due on demand, and in the absence of any demand is due five years from the date hereof. All installments, prepayments, and other payments of principal and interest are payable to Lender at 123 South Front Street, Memphis, Tennessee 38103, or at such other place as the Lender or holder may hereafter and from time to time designate in writing. Should the Undersigned cease to be employed by Lender prior to this Note being paid in full, the Undersigned hereby authorizes Lender to apply any and all amounts of his final payroll check, or any other amounts owed by Lender to Undersigned or held by Lender for the benefit of the Undersigned, including, but not limited to, stock options, to be applied to this indebtedness.

This Note may be prepaid, in whole or in part, without penalty at anytime. At maturity, or upon demand or default or failure to pay any installment of principal and interest required herein, the entire balance shall be immediately due and payable. Any remedy of Lender or holder upon default of the Undersigned shall be cumulative and not exclusive and choice of remedy shall be at the sole election of Lender or holder. The Undersigned agrees to pay all costs of collection, including reasonable attorney's fees, whether or not any suit, civil action, or other proceeding at law or in equity, is commenced. The Undersigned waives demand, presentment for payment, protest and notice of protest and nonpayment of this Note and expressly agrees to remain bound for the payment of principal, interest and other sums provided for by the terms of this Note, notwithstanding any extension or extensions of the time of, or for the payment of, said principal. No delay or omission on the part of the Lender or holder in exercising any rights shall operate as a waiver of such right. This Note shall be governed by the laws of the State of Tennessee, and each party hereto agrees to venue and jurisdiction in the federal and state courts located in Shelby County, Tennessee.

Executed on 12/8/2000.

UNDERSIGNED:

/s/ Bruce Clark
Printed Name: Bruce Clark